UNITED STATES
                       SECURITIES AND EXHANGE COMMISSION
                              Washington, DC 20549

                                    Form 8-K
                                 CURRENT REPORT

                        Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): January 13, 2003

                          LOCKWAVE TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

           Nevada               000-24595               88-0343832
         (State of             (Commission           (I.R.S. Employer
        organization)          File Number)         Identification No.)

        Registrant's telephone number, including area code: 516-977-3425

                                 Not Applicable
         (Former Name or Former Address, if Changed Since Last Report)


Item 4. Changes in Registrant's Certifying Accountant

On January 13, 2003, Merdinger, Fruchter, Rosen and Company, P.C. (the "Former Accountants") informed Lockwave Technologies, Inc. ("the Company") they have decided to cease auditing publicly traded companies and have resigned as the company's principal accountants. The Former Accountants' reports on the financial statements for the fiscal years ended March 31, 2002 and 2001 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to, audit scope or accounting principles, however the reports did contain a going concern explanatory paragraph.

The Company's Board of Directors has approved the resignation of the Former Accountants. During the last two fiscal years preceding the Former Accountants' resignation, and for the interim period from April 1, 2002 through January 13, 2003, there were no disagreements with the Former Accountants, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the Former Accountants, would have caused it to make reference to the subject matter of the disagreements in connection with its reports.

During the last two fiscal years preceding the Former Accountants' resignation, and for the interim period from April 1, 2002 through January 13, 2003, there were no "reportable events" as defined by Regulation S-K, Item 304 (a)(1)(v)(A) through (D). On January 13, 2002, the Company engaged Abrams and Company, P.C. (the "New Accountants") as our principal accountants to audit our financial statements. The engagement of the New Accountants was approved by the Company's Board of Directors. A letter from the Former Accountants addressed to the Securities and Exchange Commission stating the Former Accountants agree with the statements made by the Company in this report has been filed as an exhibit to this report.

Item 7. Financial Statements and Exhibits

(a) Financial Statements. Not applicable.


(b) Exhibits.


16.1        Letter from Merdinger, Fruchter, Rosen and Company, P.C.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date:    January 21, 2003



Lockwave Technologies, Inc.

(Registrant)



/s/ _Paul S. Steo_
     Paul S. Steo
     President and Chief Executive Officer